Exhibit 23.1

Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the Registration Statement No. 333-188641 on Form S-8 of Allegheny Technologies Incorporated, of our report dated June 8, 2017, with respect to the financial statements as of December 31, 2016 and 2015 and supplemental schedule as of December 31, 2016 of ATI 401(k) Savings Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2016.
/s/ Schneider Downs & Co., Inc.
Pittsburgh, Pennsylvania
June 8, 2017